As filed with the Securities and Exchange Commission on November 13, 2008 Registration Statement No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______
Form S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______
CAE INC.
(Exact name of registrant as specified in its charter)
Canada                                                                                                        Not Applicable
(State or other jurisdiction of                                                                  (I.R.S. Employer
incorporation or organization) Identification No.)

8585 Côte-de-Liesse
 Saint-Laurent, Québec
 Canada, H4T 1G6
(514) 341-6780

(Address and telephone number of Registrant’s principal executive offices)

CAE INC. EMPLOYEE STOCK OPTION PLAN (Full title of the Plans)

CT Corporation System
     111 8th Avenue, 13th Floor
 New York, New York, 10011
 (212) 894-8700

(Name, address and telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

x Large accelerated filer	¨ Accelerated filer		¨ Non-accelerated filer		¨ Smaller reporting company
			(do not check if a
			smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of	Amount		Proposed Maximum		Proposed Maximum		Amount of
Securities to be	to be		Offering Price Per		Aggregate		Registration
Registered	Registered(1)	Share	(2)		Offering Price(2)		Fee
Common Shares, no par value	2,000,000	U.S.$	5.29	U.S.$	10,580,000	U.S.$	416.00

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of Common Shares stated above, such additional Common Shares to be offered or issued to prevent dilution as a result of future stock dividends or stock splits.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Registrant’s Common Shares quoted on the New York Stock Exchange on November 11, 2008.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") is filed by CAE Inc. (the “Registrant”) relating to the issuance of up to 2,000,000 common shares, without par value, in the capital of the Registrant (the “Common Shares”), deliverable upon exercise of stock options granted under the CAE Inc. Employee Stock Option Plan (the "Plan"), and are in addition to the Common Shares registered on the Registrant’s Registration Statement on Form S-8 filed on July 26, 2002 (Registration No. 333-97185) (the "Prior Registration Statement").

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	Plan Information.*
ITEM 2.	Registrant Information and Employee Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the “Note” to Part I of Form S-8.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers.

     Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of that corporation or body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Where that action is by or on behalf of the corporation or that body corporate, the approval of the court is also required.

     In accordance with the CBCA, the By-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request, as a director or officer of another corporation of which the Registrant is or was a stockholder or creditor, and the heirs and legal representatives of such a person to the extent permitted under the CBCA.

     A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers of the Registrant for losses as a result of claims based upon their acts or omissions as directors and officers, including liabilities under the Securities Act of 1933, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the CBCA. The Registrant has entered into indemnity agreements with each of its board members.

ITEM 8.

Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.		Exhibit Description
4.1	*	Registrant’s Articles of Amalgamation (incorporated by reference to Exhibit 4.1 of the Registrant's
Registration Statement on Form S-8 as filed on July 26, 2002, File No. 333-97185).
4.2		Registrant’s By-laws
4.3		Registrant's Amended and Restated Shareholder Rights Plan Agreement dated June 21, 2006.
4.4		CAE Inc. Employee Stock Option Plan (as Amended and Restated)
5.1		Opinion of Stikeman Elliot as to the Legality of the Common Shares.
23.1		Consent of Stikeman Elliot (contained in Exhibit 5.1).
23.2		Consent of PricewaterhouseCoopers LLP, Montreal, Quebec.
24.1		Power of Attorney (contained on signature page hereto).

*Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada, on this 13th day of November, 2008.

CAE INC.

By: /s/ Robert E. Brown
Name:	Robert E. Brown
Title:	President and Chief Executive
Officer

POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Robert E. Brown and Hartland J. A. Paterson his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brian E. Barents	Director	November 13, 2008
Brian E. Barents

/s/ Robert E. Brown	President and Chief Executive Officer	November 13, 2008
Robert E. Brown	and Director (Principal Executive
Officer)

/s/ John A. (Ian) Craig	Director	November 13, 2008
John A. (Ian) Craig

/s/ H. Garfield Emerson	Director	November 13, 2008
H. Garfield Emerson, Q.C.

/s/ Anthony S. Fell	Director	November 13, 2008
Anthony S. Fell

/s/ Paul Gagné	Director	November 13, 2008
Paul Gagné

/s/ James F. Hankinson	Director	November 13, 2008
James F. Hankinson

/s/ E. Randolph (Randy) Jayne II	Director	November 13, 2008
E. Randolph (Randy) Jayne II

/s/ Robert Lacroix	Director	November 13, 2008
Robert Lacroix

/s/ Katharine B. Stevenson	Director	November 13, 2008
Katharine B. Stevenson

/s/ Lawrence N. Stevenson	Director	November 13, 2008
Lawrence N. Stevenson

Signature	Title	Date

/s/ Lynton R. Wilson	Chairman of the Board of Directors	November 13, 2008
Lynton R. Wilson

/s/ Antoine Auclair	Vice President and Corporate	November 13, 2008
Antoine Auclair	Controller (Principal Accounting
Officer)

/s/ Alain Raquepas	Vice President, Finance and Chief	November 13, 2008
Alain Raquepas	Financial Officer (Principal Financial
Officer)

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of CAE Inc. in the United States, in the City of Montreal, Province of Quebec, Country of Canada, on this 13th day of November, 2008.

CAE (US) INC.
(Authorized U.S. Representative)

By:	/s/ Hartland Peterson
Name: Hartland Paterson
Title: Secretary